UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	April 24, 2026
(Date of earliest event reported)
BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)
(888) 643-3888
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOH	New York Stock Exchange
Depository Shares, Each Representing 1/40th Interest in a Share of 4.375% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	BOH.PRA	New York Stock Exchange
Depository Shares, Each Representing 1/40th Interest in a Share of 8.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B	BOH.PRB	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 24, 2026, Bank of Hawaii Corporation (the “Company”) held its annual shareholders’ meeting. At the meeting, the following matters were submitted to a vote of the shareholders:

1.Election of Directors:

Nominee	Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
John C. Erickson	28,829,553	181,171	414,849	–	4,003,386
Joshua D. Feldman	28,761,698	256,016	407,859	–	4,003,386
Michelle E. Hulst	28,705,043	302,534	417,996	–	4,003,386
Kent T. Lucien	28,652,422	372,794	400,357	–	4,003,386
Elliot K. Mills	28,694,439	302,100	429,034	–	4,003,386
Alicia E. Moy	28,849,120	175,278	401,175	–	4,003,386
Victor K. Nichols	28,634,046	360,719	430,808	–	4,003,386
James C. Polk	28,771,261	233,567	420,745	–	4,003,386
Dana M. Tokioka	28,615,832	359,236	450,505	–	4,003,386
Raymond P. Vara, Jr.	27,956,448	1,054,811	414,314	–	4,003,386
Suzanne P. Vares-Lum	28,871,215	131,549	422,809	–	4,003,386
Robert W. Wo	28,182,063	845,256	398,254	–	4,003,386

2.Advisory vote on the Company's executive compensation:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
17,274,193	11,632,570	518,810	–	4,003,386

3.Ratification of the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
32,239,430	782,004	407,525	–	–

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2026	Bank of Hawaii Corporation

	By:	/s/ Patrick M. McGuirk
Patrick M. McGuirk
Vice Chair and Chief Administrative Officer